UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, Leaf Group Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2021, by and among Graham Holdings Company, a Delaware corporation (“Parent”), Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). On June 10, 2021, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals relating to the Merger Agreement. Such proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021.

As of the close of business on May 3, 2021, the record date for the Special Meeting, there were 36,032,095 shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 27,210,581 shares of Company Common Stock, representing approximately 75.51% of the outstanding shares of Company Common Stock entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

Set forth below are the proposals, and the action taken by the Company’s stockholders with respect to each proposal at the Special Meeting.

Proposal No. 1: Approval of the Merger Proposal

The Company’s stockholders approved the proposal to adopt the Merger Agreement. Approval of the Merger Proposal required the affirmative vote of a majority of the shares of Company Common Stock that were outstanding and entitled to vote as of the record date. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
21,311,587	5,891,579	7,415

Proposal No. 2: Approval of the Advisory, Non-Binding Compensation Proposal

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. Approval of this proposal required the affirmative vote of a majority of the outstanding shares of Company Common Stock that were present at the Special Meeting and entitled to vote as of the record date. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
21,751,817	5,444,986	13,778

Proposal No. 3: Approval of the Adjournment Proposal

The proposal to approve the adjournment or postponement of the Special Meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, was not voted upon at the Special Meeting because sufficient votes were received to approve the adoption of the Merger Agreement.

Item 8.01.	Other Events

On June 10, 2021, the Company issued a press release announcing adoption of the Merger Agreement by the Company’s stockholders at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company anticipates that the Merger will be completed on June 14, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on June 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: June 10, 2021	By:	/s/ Adam Wergeles
	Name:	Adam Wergeles
	Title:	Executive Vice President and General Counsel